EXHIBIT 10.36

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Class A Fixed Rate Senior Secured Note,

due April 1, 2011

$2,000,000.00	Poulsbo, Washington
March 29, 2001

1.             POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership (herein, together with successors and assigns, called “Maker”), for value received, hereby promises to pay to JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, a Massachusetts corporation (herein, together with each subsequent owner and holder of this Note, called “Payee”), the principal sum of Four Million Five Hundred Thousand Dollars and NO/100 ($2,000,000.00), together with interest on the unpaid principal balance from time to time outstanding hereunder from the date hereof to maturity (except as hereinafter provided) at the rate of 7.63% per annum and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) at the “Default Rate” provided for under the Agreement (as hereinafter defined).

2.             This Class A Fixed Rate Senior Secured Note (this Note, as it may be amended, restated, or modified hereafter is herein referred to as this “Note”) is issued under that certain Note Purchase Agreement (as amended, modified, supplemented or restated from time to time, the “Agreement”) dated of even date herewith made by and between Maker, Payee, and the other Holders, as defined in the Agreement, and is entitled to the benefits thereof.  The Agreement also provides for the issuance by Maker to Payee of Class A Fixed Rate Senior Secured Notes (including this Note) of even date herewith in the aggregate principal amount of $30,000,000.00 (said Notes, including this Note, as may be amended, restated, or modified hereafter are collectively referred to herein as the “Fixed Rate Notes”).  As provided in the Agreement, this Note is subject to regular monthly payments of interest beginning May 1, 2001, annual payments of principal beginning April 1, 2002, and optional and mandatory prepayments, as specified in the Agreement.  Maker agrees to make required payments on account of this Note in accordance with the provisions of the Agreement, including, without limitation Section 4 thereof.  The Fixed Rate Notes, including this Note, are secured as set forth in the Agreement.  In connection with principal prepayments the Agreement requires the Maker to pay a prepayment premium under certain circumstances.

3.             Each “Event of Default” under the Agreement shall be deemed an event of default under this Note.

4.             Under certain circumstances, as specified in the Agreement, the principal and accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

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5.             Limitations on the rate and amount of interest payable pursuant to this Note are contained in Section 11.5 of the Agreement.

6.             Maker is liable for the payment of attorneys fees and collection costs to the Payee in accordance with Section 6.6 of the Agreement.

7.             Maker hereby waives notice (including without limitation notice of intention to accelerate maturity, notice of acceleration of maturity, notice of nonpayment and notice of protest), demand, presentment for payment, protest, bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof, and is directly and primarily liable for the amount of all sums owing or to be owing hereon.  Maker agrees that the time for payments hereunder may be extended from time to time without notice, and consents to the acceptance of further security or the release of any existing security for this Note without in any manner affecting Maker’s liability with respect to this Note.  Maker agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.  No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note.

8.             Section 12.10 of the Agreement sets forth an exoneration of the general partners of the Maker from personal liability for the indebtedness evidenced by this Note.

9.             THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership,

By:	Pope MPG, Inc., a Delaware corporation, its managing partner

	By:	/s/ Thomas M. Ringo
	Name:	Thomas M. Ringo
	Title:	Vice President & CFO

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